Exhibit 21.1
Subsidiaries of Delek US Holdings, Inc.

Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Delek US Energy, Inc.	Delaware
Delek Refining, Inc.	Delaware
Delek U.S. Refining GP, LLC	Texas
Delek Refining, Ltd.	Texas
Lion Oil Company	Arkansas
Lion Oil Trading & Transportation, LLC	Texas
J. Christy Construction Co., Inc.	Arkansas
Delek Marketing & Supply, LLC	Delaware
Delek Logistics Services Company	Delaware
Delek Logistics Finance Corp.	Delaware
Delek Logistics GP, LLC	Delaware
Delek Logistics Partners, LP	Delaware
Delek Logistics Operating, LLC	Delaware
Delek Marketing & Supply, LP	Delaware
Delek Marketing GP, LLC	Delaware
Delek GP, LLC	Delaware
Delek Crude Logistics, LLC	Texas
Delek Marketing-Big Sandy, LLC	Texas
Paline Pipeline Company, LLC	Texas
Magnolia Pipeline Company, LLC	Delaware
SALA Gathering Systems, LLC	Texas
El Dorado Pipeline Company, LLC	Delaware
DKL Transportation, LLC	Delaware
DKL RIO, LLC	Delaware
DKL Caddo, LLC	Delaware
Delek Finance, Inc.	Delaware
Delek Renewables, LLC	Delaware
NLR Energy Logistics LLC	Delaware
Delek Helena, LLC	Delaware
Delek Rail Logistics, Inc.	Texas
DK Canada Energy ULC	British Columbia (Canada)
Delek Land Holdings, LLC	Delaware
Delek Permian Gathering, LLC	Delaware
Sugarland Mergeco, LLC	Delaware
Alon Asphalt Bakersfield, Inc.	Delaware
Alon Asphalt Company	Delaware
Alon Assets, Inc.	Delaware
Alon Bakersfield Holdings, Inc.	Delaware
Alon Bakersfield Logistics, Inc.	Delaware
Alon Bakersfield Property, Inc.	Delaware
Alon Brands, Inc.	Delaware
Alon Crude Pipeline, LLC	Texas
Alon Financial Services, Inc.	Texas
Alon Louisiana Holdings, Inc.	Delaware
Alon Paramount Holdings, Inc.	Delaware

Alon Refining Krotz Springs, Inc.	Delaware
Alon Refining Louisiana, Inc.	Delaware
Alon Renewable Fuels, Inc.	Delaware
Alon Store Acquisitions, LLC	Delaware
Alon Supply, Inc.	Delaware
Alon Terminals, Inc.	Delaware
Alon USA Capital, Inc.	Delaware
Alon USA Delaware, LLC	Delaware
Alon USA Energy, Inc.	Delaware
Alon USA GP, LLC	Delaware
Alon USA Holdings, LLC	Texas
Alon USA, Inc.	Delaware
Alon USA, LP	Texas
Alon USA Partners GP, LLC	Delaware
Alon USA Partners, LP	Delaware
Alon USA Refining, LLC	Delaware
Alon West Coast, LLC	Delaware
AltAir Paramount, LLC	Delaware
Edgington Oil Company, LLC	Delaware
GTS Licensing Company, Inc.	Delaware
Paramount-Nevada Asphalt Company, LLC	Nevada
Paramount Petroleum Corporation	Delaware
Paramount Petroleum Corporation of Arizona, Inc.	Delaware
Paramount of Oregon, LLC	Delaware
Paramount of Washington, LLC	Delaware
Skinny’s, LLC	Texas
Southwest Convenience Stores, LLC	Texas
Wright Asphalt Products Company LLC	Delaware